Exhibit (a)(7)
RIVERSOURCE VARIABLE SERIES TRUST
AMENDMENT NO. 7 TO THE
AGREEMENT AND DECLARATION OF TRUST
     WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (the “Declaration of Trust”), dated September 11, 2007, of RiverSource Variable Series Trust (the “Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of the Shareholders of the Trust.
     WHEREAS, Section 8 of Article VIII of the Declaration of Trust of the Trust, authorizes the Trustees of the Trust to amend the Declaration of Trust by an instrument in writing signed by a majority of the Trustees.
     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Variable Series Trust, do hereby certify that we have determined to conduct the business of the Trust under the name “Columbia Funds Variable Series Trust II” and have authorized the creation of additional Series of the Trust, and have authorized the following amendment to said Declaration of Trust:
     Section 1 of Article I is hereby amended to read in its entirety as follows:
          Section 1. This Trust shall be known as “Columbia Funds Variable Series Trust II” and the Trustees shall conduct the business of the Trust under the name or any other name as they may from time to time determine.
     Section 6 of Article I is hereby amended to read as follows:
          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;
Disciplined Asset Allocation Portfolios — Aggressive
Disciplined Asset Allocation Portfolios — Conservative
Disciplined Asset Allocation Portfolios — Moderate
Disciplined Asset Allocation Portfolios — Moderately Aggressive
Disciplined Asset Allocation Portfolios — Moderately Conservative
Columbia Variable Portfolio — Balanced Fund
Columbia Variable Portfolio — Cash Management Fund
Columbia Variable Portfolio — Core Equity Fund
Columbia Variable Portfolio — Diversified Bond Fund
Columbia Variable Portfolio — Diversified Equity Income Fund
Columbia Variable Portfolio — Dynamic Equity Fund
Columbia Variable Portfolio — Emerging Markets Opportunity Fund
Columbia Variable Portfolio — Global Bond Fund
Columbia Variable Portfolio — Global Inflation Protected Securities Fund
Columbia Variable Portfolio — High Yield Bond Fund
Columbia Variable Portfolio — Income Opportunities Fund
Columbia Variable Portfolio — International Opportunity Fund
Columbia Variable Portfolio — Large Cap Growth Fund
Columbia Variable Portfolio — Limited Duration Credit Fund
Columbia Variable Portfolio — Mid Cap Growth Opportunity Fund
Columbia Variable Portfolio — Mid Cap Value Opportunity Fund
Columbia Variable Portfolio — S&P 500 Index Fund

Columbia Variable Portfolio — Select Large — Cap Value Fund
Columbia Variable Portfolio — Select Smaller — Cap Value Fund
Columbia Variable Portfolio — Seligman Global Technology Fund
Columbia Variable Portfolio — Short Duration U.S. Government Fund
RiverSource Variable Portfolio — Strategic Income Fund
Variable Portfolio — Aggressive Portfolio
Variable Portfolio — Conservative Portfolio
Variable Portfolio — Moderately Aggressive Portfolio
Variable Portfolio — Moderately Conservative Portfolio
Variable Portfolio — Moderate Portfolio
Variable Portfolio — AllianceBernstein International Value Fund
Variable Portfolio — American Century Diversified Bond Fund
Variable Portfolio — American Century Growth Fund
Variable Portfolio — Columbia Wanger International Equities Fund
Variable Portfolio — Columbia Wanger U.S. Equities Fund
Variable Portfolio — Davis New York Venture Fund
Variable Portfolio — Eaton Vance Floating-Rate Income Fund
Variable Portfolio — Goldman Sachs Mid Cap Value Fund
Variable Portfolio — Invesco International Growth Fund
Variable Portfolio — Jennison Mid Cap Growth Fund
Variable Portfolio — Marsico Growth Fund
Variable Portfolio — J.P. Morgan Core Bond Fund
Variable Portfolio — MFS Value Fund
Variable Portfolio — Mondrian International Small Cap Fund
Variable Portfolio — Morgan Stanley Global Real Estate Fund
Variable Portfolio — NFJ Dividend Value Fund
Variable Portfolio — Nuveen Winslow Large Cap Growth Fund
Variable Portfolio — Partners Small Cap Growth Fund
Variable Portfolio — Partners Small Cap Value Fund
Variable Portfolio — PIMCO Mortgage-Backed Securities Fund
Variable Portfolio — Pyramis® International Equity Fund
Variable Portfolio — Wells Fargo Short Duration Government Fund
     Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.
     The rest of this Section 6 remains unchanged.
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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 7 to the Agreement and Declaration of Trust on January 13, 2011.

/s/ Kathleen A. Baltz Kathleen A. Blatz	/s/ Stephen R. Lewis Stephen R. Lewis, Jr.

/s/ Leroy C. Richie Leroy C. Richie	/s/ John F. Maher John F. Maher

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Catherine James Paglia Catherine James Paglia

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ Anne P. Jones Anne P. Jones	/s/ William F. Truscott William F. Truscott

*	901 S. Marquette Avenue Minneapolis, MN 55402

**	53600 Ameriprise Financial Center Minneapolis, MN 55474

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109